"Please be advised that on March 20, 2006, Stephen Nieman, Richard D. Foley, Terry K. Dayton (the AAG CHALLENGERS) and William B. Davidge began the preliminary stages of satisfying a U.S. SEC Staff review of our soliciting materials and proxy statement to begin soliciting proxies for Alaska Air Group's, Inc.'s May 16, 2006 Annual Meeting. We strongly advise when they become available that all shareholders carefully read the Definitive proxy statements, because they contain important information.

"Also be advised that material appearing on www.votepal.com cannot be considered current, definitive, soliciting proxy materials because they have ONLY been filed on EDGAR per regulatory requirements to disclose.  Nothing we have done to date is intended as a solicitation for proxies for the AAG, Inc. or any other company until we have filed a Definitive proxy statement with the U.S. SEC. Our preliminary proxy statement and other materials will be available on www.votepal.com only as links to the SEC's EDGAR.

We encourage stockholders to download and print all the copies of any materials they want for free. For any further information, please email <reachus@votepal.com> or write us a letter mailed to Box 602, Brush Prairie, WA 98606; fax (360) 666-6483; phone 1-866-2VOTEUS (1-866-286-8387). Thank you."